UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

Trident Brands Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-53707	26-1367322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Executive Drive, Suite 101, Brookfield, WI, 53005

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (262) 789-6689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	TDNT	N/A

Item 1.01. Entry into a Material Definitive Agreement

On June 3, 2020, Trident Brands Incorporated, a Nevada corporation (the “Company”), entered into that certain Third Amendment to Convertible Promissory Notes ( “Third Amendment”), effective as of May 31, 2020, with Fengate Trident LP, the holder of the Notes (the “Note Holder”).

The Third Amendment extended the Maturity Dates (as defined) from May 31, 2020 until December 31, 2020 of the following Convertible Promissory Notes (aggregate principal amount of $12,300,000) (the “Notes”), as follows:

•	Convertible Promissory Note dated February 5, 2015 in the principal amount of $1,800,000

•	Convertible Promissory Note dated May 14, 2015 in the principal amount of $500,000

•	Convertible Promissory Note dated September 26, 2016 in the principal amount of $4,100,000

•	Convertible Promissory Note dated May 9, 2017 in the principal amount of $4,400,000

•	Convertible Promissory Note dated May 16, 2018 in the principal amount of $1,500,000

Except as modified by the Third Amendment, the Notes, as previously amended, remain in full force and effect.

******************

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trident Brands Incorporated

Dated: June 9, 2020	By:	/s/ Scott Chapman
Scott Chapman
President

3